Exhibit 10.31

STOCK AND WARRANT ISSUANCE AGREEMENT

This STOCK AND WARRANT ISSUANCE AGREEMENT (this “Agreement”) is entered into as of 10th December, 2007, by and between MiniClip Limited, a company registered in England and Wales with company number 04150754 whose registered office is at 15 The Timber Yard, Drysdale St., London, N1 6ND, United Kingdom (“MC”), and GoFish Corporation, a Nevada corporation with offices at 706 Mission Street, 10th Floor, San Francisco, CA 94103 (“GF”). Any capitalized term used in this Agreement but not otherwise defined shall have the meaning ascribed to such term in the Advertising Representation Agreement (as defined below).

WITNESSETH:

WHEREAS, MC and GF have entered into an Advertising Representation Agreement dated December, 2007 (the “Advertising Representation Agreement”) (for the purpose of this Agreement, the term “Advertising Representative Agreement” shall include any successor agreement or substantially similar arrangement, in each case, under which GF has the exclusive right to sell Advertising in the Territory on the MC Site), pursuant to which, among other things, MC has agreed to grant GF the exclusive right to sell Advertising in the Territory on the MC Site; and

WHEREAS, upon the terms and subject to the conditions of this Agreement, GF has agreed to issue to MC the Shares (as defined below) and the Warrants (as defined below), in consideration of MC’s execution of the Advertising Representation Agreement and MC’s grant of the rights thereunder.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficient of which is hereby acknowledged, MC and GF agree as follows:

1. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

“Common Stock” shall mean the common stock of GF, $0.001 par value per share;

“Shares” means 300,000 shares of Common Stock to be issued to MC pursuant to Section 2.1 hereof;

“Warrants” means Common Stock purchase warrants to purchase 300,000 shares of Common Stock with an exercise price of $1.75 per share of Common Stock, in a form determined by GF, to be issued to MC pursuant to Section 2.1 hereof; and

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

2. Issuance of the Shares and Warrants.

2.1 Upon the terms and subject to the conditions set forth in this Agreement, GF shall issue to MC at the Closing, and MC shall accept from GF at the Closing, the Shares (at a purchase price of $2.00 per Share) and the Warrants (at an exercise price of $1.75 per Warrant Share), free and clear of any lien and any other encumbrance (except for restrictions on transfer under federal or state securities laws and regulations and except as contemplated by this Agreement), in each case registered in the name of MC. The execution and delivery of the Advertising Representation Agreement and MC’s grant of the rights thereunder, collectively, shall constitute full payment of the purchase price by MC for the Shares and the Warrants.

2.2 Upon the terms and subject to the conditions set forth in this Agreement, ownership of the Shares shall vest in MC (or its nominee that is an affiliate of MC) as follows:

2.2.1 one-half (1/2) of the aggregate number of the Shares shall vest on July 1, 2008 if the Advertising Representation Agreement then remains in effect; provided, however, that in the event that the Advertising Representation Agreement is terminated by MC or by GF in the event of a material breach of the Advertising Representation Agreement or material default by MC, upon such termination MC shall forfeit all of its interest in the Shares to the extent not vested immediately prior to such termination; and

2.2.2 the remaining one-half (1/2) of the aggregate number of the Shares shall vest on January 1, 2009 if the Advertising Representation Agreement then remains in effect; provided, however, that in the event that the Advertising Representation Agreement is terminated by MC or by GF in the event of a material breach of the Advertising Representation Agreement or material default by MC upon such termination, MC shall forfeit all of its interest in the Shares to the extent not vested immediately prior to such termination.

2.3 Upon the terms and subject to the conditions set forth in this Agreement, ownership of the Warrants shall vest in MC (or its nominee that is an affiliate of MC) as follows:

2.3.1 one-half (1/2) of the Warrants shall vest on July 1, 2008 and thus be exercisable on or after that date if the Advertising Representation Agreement then remains in effect; provided, however, that in the event that the Advertising Representation Agreement is terminated by MC or by GF in the event of a material breach of the Advertising Representation Agreement or material default by MC upon such termination, MC shall forfeit all of its interest in the Warrants (and the underlying Warrant Shares) to the extent not vested immediately prior to such termination; and

2.3.2 the remaining one-half (1/2) of the Warrants shall vest on January 1, 2009 and thus become exercisable on and from that date if the Advertising Representation Agreement then remains in effect; provided, however, that in the event that the Advertising Representation Agreement is terminated by MC or by GF in the event of a material breach of the Advertising Representation Agreement or material default by MC upon such termination, MC shall forfeit all of its interest in the Warrants (and the underlying Warrant Shares) to the extent not vested immediately prior to such termination.

2.4 Upon the terms and subject to the conditions set forth in this Agreement, MC shall have the right to vote unvested Shares and to receive any and all dividends and other distributions made with respect to unvested Shares.

3. Closing.

3.1 Upon the terms and subject to the conditions set forth in this Agreement, the closing of the transactions contemplated hereby (the “Closing”) shall take place on the date hereof or at such other time or place as MC or GF may mutually agree (such date is hereinafter referred to as the “Closing Date”).

3.2 At the Closing, in exchange for MC’s execution and delivery of the Advertising Representation Agreement and MC’s granting of the rights thereunder, GF will issue to MC, and hold in escrow for the benefit of MC: (a) a certificate registered in the name of MC evidencing the number of Shares subject to vesting on July 1, 2008 pursuant to the terms of Section 2.2.1 hereof, (b) a certificate registered in the name of MC evidencing the remaining number of Shares subject to vesting on January 1, 2009 pursuant to the terms of Section 2.2.2 hereof, (c) a certificate registered in the name of MC evidencing the number of Warrants subject to vesting on July 1, 2008 pursuant to the terms of Section 2.3.1 hereof and (d) a certificate registered in the name of MC evidencing the remaining number of Warrants subject to vesting on January 1, 2009 pursuant to the terms of Section 2.3.2 hereof. Upon vesting of the Shares and the Warrants pursuant to the terms of this Agreement, GF shall deliver to MC the applicable certificates evidencing the vested Shares and the vested Warrants; and for the avoidance of doubt all rights, title and ownership of the Shares shall transfer to MC free and clear of any lien and any other encumbrance (except for restrictions on transfer under federal or state securities laws and regulations and except as contemplated by this Agreement) at that time.

4. Conditions to Closing.

4.1 Conditions to Closing of MC. MC’s obligations to purchase the Shares and the Warrants at the Closing are subject to (a) the execution and delivery of the Advertising Representation Agreement by GF; (b) the delivery of the applicable written resolutions of GF’s board of directors approving the issuance of the Shares in the agreed form; and (c) the execution and delivery of this Agreement by GF.

4.2 Conditions to Closing of GF. GF’s obligations to issue and sell the Shares and the Warrants at the Closing are subject to (a) the execution and delivery of the Advertising Representation Agreement by MC and (b) the execution and delivery of this Agreement by MC.

5. GF’s Representations and Warranties. GF represents and warrants to MC as follows (each warranty is without prejudice to any other warranty or undertaking and, except where expressly stated, no clause contained in this Agreement governs or limits the extent or application of any other clause):

5.1 Organization and Standing. GF is duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.

5.2 Authorization. GF has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

5.3 Issuance of the Shares and the Warrants. The Shares, the Warrants and the Warrant Shares, when issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of any lien and any other encumbrance (except for restrictions on transfer under federal or state securities laws and regulations and except as contemplated by this Agreement). The Shares and the Warrants, when issued in accordance with the terms of this Agreement, will not be subject to any preemptive or similar rights of any other person, and no person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the issuance of the Shares and the Warrants contemplated by this Agreement.

6. MC’s Investor Representations and Warranties. MC represents and warrants to GF as follows (each warranty is without prejudice to any other warranty or undertaking and, except where expressly stated, no clause contained in this Agreement governs or limits the extent or application of any other clause):

6.1 MC understands and acknowledges that (i) the Shares, the Warrants and the Warrant Shares have neither been registered under the Securities Act of 1933, as amended (the “Securities Act”) nor qualified under any state securities laws, (ii) the Shares, the Warrants and the Warrant Shares are being offered and issued pursuant to an exemption from registration contained in the Securities Act and qualification provisions of applicable state securities laws and (iii) the availability of such exemption and qualification provisions depends in part on, and GF will rely upon the accuracy and truthfulness of, MC’s representations contained in this Agreement to the extent they impact such exemption and MC hereby consents to such reliance.

6.2 MC understands and acknowledges that Shares, the Warrants and the Warrant Shares may not be offered, resold, pledged or otherwise transferred except (i) pursuant to an exemption from registration under the Securities Act or pursuant to an effective registration statement in compliance with Section 5 under the Securities Act and (ii) in accordance with all applicable securities laws of the states of the United States.

6.3 MC is acquiring the Shares, the Warrants and the Warrant Shares solely for its own account for investment and not for the interest of any other person and not with a view to, or in connection with, any resale or distribution of the Shares, the Warrants and the Warrant Shares or any part thereof. MC has no agreement, arrangement or other understanding with any person to sell, transfer or pledge Shares, the Warrants and the Warrant Shares or any part thereof or which would guarantee MC any profit or against any loss with respect to such Shares, Warrants and Warrant Shares, and MC has no plan to enter into such an agreement or arrangement.

6.4 MC is not acquiring the Shares, the Warrants and the Warrant Shares as a result of any advertisement, article, notice or other communication regarding the Shares, the Warrants and the Warrant Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

6.5 MC is an “accredited investor” as defined in Rule 501(a) under the Securities Act. MC is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). MC has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of such investment. MC is able to bear the economic risks of an investment in the Shares, the Warrants and the Warrant Shares and is able to afford a complete loss of such investment. MC can afford to hold the Shares, the Warrants and the Warrant Shares for an indefinite period of time and MC has no need for liquidity in an investment in the Shares, the Warrants and the Warrant Shares.

6.6 MC understands and acknowledges that there will be placed on the certificates evidencing the Shares, the Warrants and the Warrant Shares, or any substitutions therefor, the following legend:

"THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, IN EACH CASE AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE FORM AND SUBSTANCE OF WHICH SHALL BE SATISFACTORY TO GOFISH CORPORATION.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO VESTING AND FORFEITURE UNDER THE TERMS SET FORH IN THE STOCK AND WARRANT ISSUANCE AGREEMENT, DATED AS OF …….DECEMBER, 2007, BY AND BETWEEN MINICLIP LIMITED AND GOFISH CORPORATION.”

6.7 MC acknowledges that prior to MC’s decision to make an investment in the Shares, the Warrants and the Warrant Shares, MC has (i) reviewed all reports, forms or other information filed by GF under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being collectively referred to herein as the “SEC Reports”) as necessary to make an informed investment decision with respect to MC’s investment in the Shares, the Warrants and the Warrant Shares.

6.8 MC acknowledges that an investment in the Shares, the Warrants and the Warrant Shares involves, and has considered carefully before deciding to make an investment in the Shares, the Warrants and the Warrant Shares, certain risks and uncertainties set forth in the SEC Reports, including those identified under the heading “Risk Factors” in GF’s most recent Quarterly Report on Form 10-QSB and GF’s most recent Annual Report on Form 10-KSB, filed with the SEC. MC has taken full cognizance of, understands such risks, and has obtained sufficient information to evaluate the merits and risks of an investment in the Shares, the Warrants and the Warrant Shares. MC understands and acknowledges that no federal or state agency has passed on or made any recommendations or endorsements with respect to MC’s acquisition of the Shares, the Warrants and the Warrant Shares.

6.9 MC has relied solely upon its own independent investigation made by it and its legal counsel and advisors in making its decision to make an investment in the Shares, the Warrants and the Warrant Shares. MC understands and agrees that neither GF nor the GF’s management is making any representations or warranties of any kind respecting the economic returns or tax-related effects that may result from MC’s acquisition of the Shares, the Warrants and the Warrant Shares. MC disclaims reliance upon any statements, representations, warranties or projections by GF respecting GF, the Shares, the Warrants and the Warrant Shares or the present or future value thereof, except for the express representations and warranties of GF contained in this Agreement.

7. Other Agreements.

7.1 Certificates evidencing the Shares, the Warrants and the Warrant Shares shall contain the restrictive legends as required by federal or state law, including as set forth in Section 6.6 hereof. MC agrees to execute such other documents and to provide such additional information as may be required by law for GF to issue the Shares, the Warrants and the Warrant Shares to MC.

7.2 MC hereby covenants and agrees that the Shares, the Warrants and the Warrant Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Shares, the Warrants and the Warrant Shares, GF may require MC to provide to GF an opinion of counsel to the effect that such transfer does not require registration of such transferred securities under the Securities Act of 1933, the form and substance of which shall be satisfactory to GF.

8. Miscellaneous.

8.1 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to its principles of conflicts of law or choice of law.

8.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties as are permitted by this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding the foregoing, neither this Agreement nor either party’s rights or obligations hereunder shall be assigned or transferred by either party without the prior written consent of the other party and any attempted assignment without such written consent shall be void ab initio and of no force and effect.

8.3 Survival. The representations and warranties contained herein shall survive the execution and delivery of this Agreement and the sale of the Shares, the Warrants and the Warrant Shares.

8.4 Entire Agreement. This Agreement and the Advertising Representation Agreement embody the entire understanding and agreement between MC and GF regarding the subject matter hereto and thereto, and supersedes and extinguishes all prior agreements and understandings relating to the subject matter hereof and thereof of any nature whatsoever, whether or not in writing, between the parties.

8.5 Counterparts. This Agreement may be executed in any number of counterparts and signatures and may be delivered by facsimile, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

8.6 Expenses. MC and GF shall each bear their own legal and other expenses in connection with the transactions contemplated hereby.

8.7 Waiver. No waiver by either party of any default shall be deemed as a waiver of prior or subsequent default of the same of other provisions of this Agreement.

8.8 Notices. Ay notice to be given under this Agreement shall be given in accordance with the notice provisions of the Advertising Representation Agreement.

8.9 California Corporate Securities Law. THE ISSUANCE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE ISSUANCE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS THE ISSUANCE IS SO EXEMPT.

8.10 Severability. If any term, clause or provision hereof is held invalid or unenforceable by a court of competent jurisdiction in any respect, such invalidity shall not affect the validity or operation of any other term, clause or provision and such invalid term, clause or provision shall be deemed to be severed from this Agreement.

8.11 Headings. Headings of the sections and subsections of this Letter Agreement are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

8.12 No Waiver. No waiver or modification of this Agreement shall be binding upon a party unless made in writing and signed by each of the parties and no failure or delay in enforcing any right will be deemed a waiver.

8.13 Remedies. The rights under this Agreement are independent, cumulative and without prejudice to all other rights available to it whether as a matter of common law, statute, custom of otherwise.

8.14 Non-exclusion of Fraud. Nothing in this Agreement or in any other document referred to herein shall be read or construed as excluding any liability or remedy as a result of fraud.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Stock and Warrant Issuance Agreement as of the date first written above.

MINICLIP LIMITED

By:	/s/ Robert Small
Name: Robert Small
Title: CEO

GOFISH CORPORATION

By:	/s/ Tabreez Verjee
Name: Tabreez Verjee
Title: President

[SIGNATURE PAGE TO STOCK AND WARRANT ISSUANCE AGREEMENT]